UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2024, Gevo, Inc. (“Gevo”) entered into a Purchase Contract (the “Agreement”) with Shell Global Solutions Deutschland GmbH (“Shell”), pursuant to which Gevo agreed to supply to Shell (a) hydrocarbon-based performance racing blend stock (“2GFuel”); and (b) other products if and as may be mutually agreed from time to time. The 2GFuel must meet certain quality specifications set forth in the Agreement.

Pursuant to the Agreement, Gevo will provide Shell with 2GFuel in five batches for aggregate consideration of $12,400,000. In addition, Shell is permitted to place additional purchase orders for 2GFuel from time to time. Shell will pay Gevo for 2GFuel delivered pursuant to the Agreement based on a unit price. In the event that Gevo sells 2GFuel to certain qualified fuel suppliers at a lower price, Shell will be entitled to purchase all future 2GFuel amounts under the Agreement at such lower price. Shell is obligated to make certain prepayments to Gevo in the aggregate amount of $2,907,680 upon the occurrence of certain milestones. Such prepayments may be offset against amounts invoiced by Gevo for supply of 2GFuel.

The Agreement expires on December 31, 2027. Prior to such date, Shell is permitted to terminate the Agreement upon the occurrence of certain events, including, but not limited to, if Gevo becomes insolvent, Gevo has certain delays in the delivery of 2GFuel, there is a material change in regulations/requirements, or there is a material breach by Gevo. In addition, Gevo is permitted to terminate the Agreement before such date upon the occurrence of certain events, including, but not limited to, if Shell fails to pay undisputed amounts in excess of $300,000 for more than 60 days or there is a material breach by Shell.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 21, 2024, the Company issued a press release regarding the Agreement and related matters, which is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Purchase Contract, dated August 16, 2024, by and between Gevo, Inc. and Shell Global Solutions Deutschland GmbH
99.1	Press release, dated August 21, 2024
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

† Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: August 21, 2024	By:	/s/ E. Cabell Massey
E. Cabell Massey Vice President, Legal and Corporate Secretary